Exhibit 99.1
OUTFRONT MEDIA ANNOUNCES QUARTERLY DIVIDEND
New York, October 27, 2016 – OUTFRONT Media Inc. (NYSE: OUT) announced today that its board of directors has approved a quarterly cash dividend on the Company's stock of $0.34 per share payable on December 30, 2016 to shareholders of record at the close of business on December 9, 2016.

About OUTFRONT Media Inc.
OUTFRONT Media is one of the largest out-of-home media companies in North America with a leading presence in top markets throughout the United States and Canada. We have a diverse portfolio of billboard, transit and digital displays reaching mass audiences, as well as a distinct offering of prime assets impacting select markets. As part of our recently launched ON Smart Media platform, we are developing hardware and software solutions for enhanced demographic and location targeting, and engaging ways to connect with consumers on-the-go.

Contacts:
Investors:
Gregory Lundberg
(212) 297-6441
greg.lundberg@OUTFRONTmedia.com

Media:
Carly Zipp
(212) 297-6479
carly.zipp@OUTFRONTmedia.com